                                 EXHIBIT 10.10




       THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                               WARRANT AGREEMENT

             To Purchase Shares of the Series D Preferred Stock of
                                Steritech, Inc.
                           dated as of April 25, 1995

       WHEREAS, Steritech, Inc., a California corporation (the "Company") has entered into a Master Lease Agreement dated as of May 11, 1992, Equipment Schedule No. VL-3, and related Summary Equipment Schedules (the "Leases") with Comdisco, Inc., a Delaware corporation (the "Warrantholder"); and

       WHEREAS, the Company desires to grant to Warrantholder, in consideration for such Leases, the right to purchase shares of its Series C Preferred Stock;

       NOW, THEREFORE, in consideration of the Warrantholder executing and delivering such Leases and in consideration of mutual covenants and agreements contained herein, the Company and Warrantholder certify and agree as follows:

1.     GRANT OF THE RIGHT TO PURCHASE SERIES D PREFERRED STOCK.

       For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, 4,500 fully paid and non-assessable shares of the Company's Series D Preferred Stock ("Preferred Stock") at a purchase price of $10.50 per share (the "Exercise Price"). The number and purchase price of such shares are subject to adjustment as provided in Section 8 hereof.

2.     TERM OF THE WARRANT AGREEMENT.

       Except as otherwise provided for herein, the term of this Warrant Agreement and the right to purchase Preferred Stock as granted herein shall commence on the date of execution hereof and shall be exercisable for a period of (i) ten (10) years after the date of execution hereof, or (ii) five (5) years from the effective date of the Company's initial public offering, whichever is shorter.

3.       EXERCISE OF THE PURCHASE RIGHTS.

         The purchase rights set forth in this Warrant Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2 above, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I

(the "Notice of Exercise"), duly completed and executed. Upon receipt of the Notice of Exercise and the payment of the purchase price in accordance with the terms set forth below, the Company shall issue to the Warrantholder a certificate for the number of shares of Preferred Stock purchased and shall execute the Notice of Exercise indicating the number of shares which remain subject to future purchases, if any.

       Notwithstanding anything to the contrary contained in section 2 above or this Section 3, the Warrantholder shall either (i) exercise this Warrant by paying to the Company, by cash or check, an amount equal to the aggregate Warrant Price of the shares being purchased, or (ii) receive shares equal to the value (as determined below) of this Warrant by surrender of the Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Warrantholder a number of shares of Preferred computed using the following formula:

          X = Y(A-B)
             -------
                A

Where:    X  =      the number of shares of Preferred to be issued to
                    the Warrantholder.
          Y  =      the number of shares of Preferred under this
                    Warrant.
          A  =      the fair market value of one share of Preferred
                    Stock.
          B  =      Exercise Price.

          As used herein, current fair market value of Preferred Stock shall mean with respect to each share of Preferred Stock the average of the closing prices of the Company's Common Stock (times the number of shares of Common Stock that a share of Preferred Stock is convertible into) sold on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York City time, or, if on any day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the current fair market value of Common Stock is being determined and the 20 consecutive business days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the current fair market value of Preferred Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Preferred Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless (i) the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of the Preferred Stock shall be deemed to be the value received by the holders of the Company's Series D Preferred Stock for each share of Series D Preferred Stock (or Common Stock if all such shares have been converted into Common Stock) pursuant to the Company's Acquisition; or (ii) the Warrantholder shall purchase such shares in conjunction with the initial underwritten public offering of the Company's Common Stock (times the number of shares of Common Stock that a share of Preferred Stock is convertible into) pursuant to a registration statement filed under the Securities Act of 1933, in which case, the fair market value of the shares of stock subject to this Warrant shall be the price at which all registered shares are sold to the public in such offering.

4.       RESERVATION OF SHARES.

         (a) Authorization and Reservation of Shares. During the term of this Warrant Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of its Preferred Stock to provide for the exercise of the rights to purchase Preferred Stock as provided for herein.

         (b) Registration or Listing. If any shares of Preferred Stock required to be reserved for purposes of exercise of the Warrant Agreement hereunder require registration with or approval of any governmental authority under any Federal or State law (other than any registration under the Securities Act of 1933, as then in effect, or any similar Federal statute then enforced, or any state securities law, required by reason of any transfer involved in such conversion), or listing on any domestic securities exchange, before such shares may be issued upon conversion, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered, listed or approved for listing on such domestic securities exchange, as the case may be.

5.       NO FRACTIONAL SHARES OR SCRIP.

         No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrantholder's rights to purchase Preferred Stock, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

6.       NO RIGHTS AS SHAREHOLDERS.

         This Warrant Agreement does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the exercise of the Warrantholder's rights to purchase Preferred Stock as provided for herein.

7.       WARRANTHOLDER REGISTRY.

       The Company shall maintain a registry showing the name and address of the registered holder of this Warrant Agreement.

8.     ADJUSTMENT RIGHTS.

       The purchase price per share and the number or character of shares of Preferred Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time received or issuable upon exercise of this Warrant) are subject to adjustment from time to time, as follows:

       (a) Merger and Sale of Assets. If at any time there shall be a capital reorganization of the shares of the Company's stock (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, or the sale of all or substantially all of the Company's properties and assets to any other person in such a way that holders of Preferred Stock shall be entitled to receive stock, securities or other assets or property, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive upon exercise of its rights to purchase Preferred Stock, the number of shares of Preferred Stock or other securities of the successor corporation resulting from such merger or consolidation, to which a holder of the Preferred Stock deliverable upon exercise of the right to purchase Preferred Stock hereunder would have been entitled in such capital reorganization, merger, consolidation or sale if the right to purchase such Preferred Stock hereunder had been exercised immediately prior to such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interest of the Warrantholder after the reorganization, merger, consolidation or sale to the end that the provisions of this Warrant Agreement (including adjustments of the Exercise Price and number of shares of Preferred Stock purchasable pursuant to the terms and conditions of this Warrant Agreement) shall be applicable after that event, as near as reasonably may be, in relation to any shares deliverable after that event upon the exercise of the Warrantholder's rights to purchase Preferred Stock pursuant to this Warrant Agreement.

       (b) Reclassification of Shares. If the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

       (c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Preferred Stock, the Exercise Price and the number of shares of Preferred Stock (or any other shares of stock or other securities issuable upon exercise of this Warrant) shall be proportionately adjusted to reflect any such combination or subdivision.

         (d) Stock Dividends. If the Company at any time shall pay a dividend payable in, or make any other distribution (except any distribution specifically provided for in the foregoing subsections (a), (b) or (c)) with respect to the Preferred Stock (or any other shares of stock or other securities at the time issuable upon exercise of this Warrant) then, and in each such case, the Warrantholder on exercise of its purchase rights under this Warrant Agreement at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Preferred Stock (or such other stock or securities) issuable on such exercise prior to such date, and without payment of any additional consideration therefor, the securities or such other property of the Company to which such Warrantholder would have been entitled upon such date if such Warrantholder had exercised its purchase rights under this Warrant Agreement as of the date on which holders of Preferred Stock received or became entitled to receive such shares or all other additional stock and other securities and property (all subject to further adjustment as provided in this Warrant Agreement).

         (e) Adjustments Set Forth in Articles of Incororation. In addition to the foregoing adjustments, the conversion rate of the Preferred Stock into Common Stock is subject to adjustments as set forth in the Company's Articles of Incorporation. The Company represents that as of the date of execution hereof, each share of Preferred Stock was convertible into one share of Common Stock.

         (f) Conversion of Preferred Stock. In case all the authorized Preferred Stock of the Company is converted, pursuant to the Company's Articles of Incorporation, into Common Stock or other securities or property, or the Preferred Stock otherwise ceases to exist, then, in such case, the purchase rights under this Warrant Agreement as of the date on which the Preferred Stock is so converted or ceases to exist (the "Termination Date"), shall immediately become exercisable for, in lieu of the number of shares of Preferred Stock that would have been issuable upon such exercise immediately prior to the Termination Date (the "Formerly Issuable Number of Shares of Preferred Stock"), the stock and other securities and property which the Warrantholder would have been entitled to receive upon the Termination date if the Warrantholder had exercised the purchase rights under this Warrant Agreement with respect to the Formerly Issuable Number of Shares of Preferred Stock immediately prior to the Termination Date (all subject to further adjustment as provided in this Warrant Agreement).

         (g) Common Stock Dividends. If the Company at any time following the conversion of the Preferred Stock and prior to the exercise of the purchase rights under this Warrant Agreement shall pay a dividend with respect to Common Stock payable in shares of Common Stock, or make any other distribution with respect to Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise

Price in effect by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of the Common Stock outstanding immediately after such dividend or distribution.

         (h) Notice of Adjustments. In the event that: (i) the Company shall declare any dividend or distribution upon its stock, whether in cash, property, stock or other securities; (ii) the Company shall offer for subscription prorata to the holders of any class of its Preferred or other convertible stock any additional shares of stock of any class or other rights;
(iii) there shall be any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company's assets; or (iv) there shall be any voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder:

                 (i) At least ten (10) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Preferred Stock shall be entitled thereto) or for determining rights to vote in respect of such capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company's assets, dissolution, liquidation or winding up; and

                 (ii) In the case of any such capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company's assets, dissolution, liquidation or winding up, at least ten (10) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Preferred Stock shall be entitled to exchange their Preferred Stock for securities or other property deliverable upon such capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company's assets, dissolution, liquidation or winding up).

         Each such written notice shall set forth, in reasonable detail, (i) the event requiring the adjustment, (ii) the amount of the adjustment, (iii) the method by which such adjustment was calculated, (iv) the Exercise Price, and (v) the number of shares subject to purchase hereunder after giving effect to such adjustment.

         (i) Registration and Listing. The Company will take all such actions as may be necessary to assure that all shares of Preferred Stock issuable pursuant to this Warrant Agreement may be so issued without violation of any applicable law or regulation or any requirements of any domestic stock exchange (except for official notice of issuance, which will be immediately transmitted by the Company upon issuance) upon which shares of Preferred Stock or other shares of the same class may be listed. The Company will not take any action which will result in any adjustment of the number of shares of Preferred Stock issuable upon exercise of this Warrant Agreement if the total number of shares of Preferred Stock issuable after such action upon exercise of the Warrant Agreement then outstanding, together with the total number of shares of Preferred Stock then outstanding, would exceed the total number of shares of Preferred Stock then authorized and not reserved for any purpose other than the purpose of issue upon exercise of the Warrant Agreement.

9.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

         Except as set forth in the Schedule of Exceptions attached hereto as Schedule A, the Company hereby represents and warrants to the Warrantholder as follows:

         (a) Reservation of Preferred Stock. The Preferred Stock issuable upon exercise of the Warrantholder's rights has been duly and validly reserved and, when issued in accordance with the provisions of this Warrant Agreement, will be validly issued, fully paid and nonassessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, however, that the Preferred Stock issuable pursuant to this Warrant Agreement may be subject to restrictions on transfer under state and/or Federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of its Articles of Incorporation and By-Laws, as amended, and minutes of all Board of Directors (including all committees of the Board of Directors, if any) and all Shareholder meetings. The issuance of certificates for shares of Preferred Stock upon exercise of the Warrant Agreement shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Preferred Stock; provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved and the issuance and delivery of any certificate in a name other than that of the Warrantholder. The Company will not close its books against the transfer of the Warrant Agreement or of any share of Preferred Stock issued or issuable upon exercise of the Warrant and any agreement in any manner which interferes with the timely exercise of the Warrant.

         (b) Due Authority. The execution and delivery by the Company of the Leases, and this Warrant Agreement and the performance of all obligations of the Company thereunder and hereunder, including the issuance to Warrantholder of the right to acquire the shares of Preferred Stock set forth in Section 1 above (which number of shares may be from time to time adjusted pursuant to the terms of Section 8 above) have been duly authorized by all necessary corporate action on the part of the Company, and the Leases and this Warrant Agreement are not inconsistent with the Company's Articles of Incorporation or By-Laws, do not contravene any law or governmental rule, regulation or order applicable to it, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and the Leases and this Warrant Agreement constitute legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms.

         (c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, Federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant Agreement, except for the filing of notices pursuant to Regulation D under the Securities Exchange Act of 1933, as amended, (the "1933 Act") and Section 25102 (f) of the California Corporate Securities Law, which filings will be effective by the time required thereby.

         (d) Litigation. There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under the Leases and this Warrant Agreement.

         (e) Subsidiaries or Affiliates. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any other corporation, association or business entity.

         (f) Issued Securities. All issued and outstanding shares of Common Stock, Preferred Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock, Preferred Stock and any other securities were issued in full compliance with all Federal and state securities laws. In addition:

                 (i) The authorized capital of the Company consists of (A) 4,280,339 shares of Common Stock, of which 961,410 shares are issued and outstanding, and (B) 2,818,989 shares of preferred stock, of which 761,079 shares have been designated Series A Preferred Stock, 714,286 of which have been issued and are outstanding and 305,461 shares have been designated Series B Preferred Stock, 285,714 of which have been issued and are outstanding and 1,147,449 of which are designated Series C Preferred Stock, 1,096,593 of which are issued and outstanding, and 605,000 shares have been designated Series D Preferred Stock, 449,660 of which are issued and outstanding. Each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and is convertible into one share of Common Stock.

                 (ii) The Company has reserved (A) 400,000 shares of Common Stock for issuance under its Stock Option Plan, under which 338,950 options have been granted subject to qualification with the California Department of Corporation at an average price ranging from of $.385 to $.80 per share. The Company has issued warrants exercisable for 20,779 shares of Series A Preferred Stock with an exercise price of $3.85, 19,747 shares of Series B Preferred stock with an exercise price of $5.065 per share and 17,517 shares of Series C Preferred Stock at $6.80 per share and 6,250 shares of Series C Preferred Stock at $8.00 per share. There are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities of the Company.

                 (iii) In accordance with the Company's Articles of Incorporation, no shareholder of the Company has preemptive rights to purchase new issuances of the Company's capital stock.

         (g) Financial Statements. The Company has delivered to the Warrantholder its unaudited Consolidated Balance Sheet and Consolidated Statement of Income for the 12 month period ending 12/31/94 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles (except for the absence of footnotes) applied on a consistent basis throughout the periods indicated. The condition and operating results of the Company as of the dates and during the periods indicated therein are true and correct in all material aspects, subject as to the Consolidated Balance Sheet and Consolidated Statement of Income for the 12 months then ending 12/31/94 to normal year-end audit adjustments. Since 12/31/94 there has been no change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements other than changes in the ordinary course of business which have not been, individually or in the aggregate, materially adverse.

         The Company shall deliver to the Warrantholder (i) within one hundred twenty (120) days after the end of the Company's fiscal year, statements of income for such fiscal year, a consolidated balance sheet of the Company as of the end of such year and consolidated statement of the sources and application of funds for such year, which year-end financial reports shall be in reasonable detail and certified by independent public accountants of nationally recognized standing selected by the Company, and (ii) within forty-five (45) days after the end of each fiscal quarter other than the last fiscal quarter, unaudited consolidated statements of income and sources and application of funds for such quarter and a consolidated balance sheet as of the end of such quarter.

         (h) Contingent and Absolute Liabilities. The Company has no material liabilities or obligations, absolute or contingent except the liabilities and obligations of the Company as set forth in the Financial Statements and liabilities and obligations which have occurred in the ordinary course of business, and which have not been materially adverse.

         (i) Licenses, Patents and Copyrights. To the best of the Company's knowledge, the Company owns, possesses, has access to, or can become licensed on reasonable terms under, all patents, patent applications, trademarks, trade names, inventions, franchises, licenses, permits, computer software and copyrights necessary for the operation of its business as now conducted, with no known infringement of, or conflict with, the rights of others.

         (j) Employee Contracts. To the best of the Company's knowledge, no employee of the Company is in violation of any material term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with the Company or any prior employer because of the nature of the business conducted by the Company.

         (k) Insurance. The Company has in full force and effect insurance policies, with extended coverage, insuring the Company and its property and business against such losses and risks, and in such amounts, as are customary for corporations engaged in a similar business and similarly situated and as otherwise may be required pursuant to the terms of any other contract or agreement.

         (l)     Other Commitments to Register Securities.  Except as set forth
in   this Warrant Agreement and pursuant to that certain Steritech, Inc.
Investors' Right Agreement dated December 27, 1991, the Company is not, pursuant to the terms of any other agreement currently in existence,under any obligation to register under the 1933 Act, any of its presently outstanding securities or any of its securities which may hereafter be issued.

         (m) Exempt Transaction. Subject to the accuracy of the Warrantholder's representations in Section 10 hereof, the issuance of the Preferred Stock upon exercise of the Warrantholder's right to purchase such Preferred Stock will constitute transactions exempt from (i) the registration requirements of Section 5 of the 1933 Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the California Corporations Code, in reliance upon Section 25102(f).

         (n) Compliance with Rule 144. At the written request of the Warrantholder, who proposes to sell Preferred Stock issuable upon the exercise of the Warrant in compliance with Rule 144 promulgated by the Securities and Exchange Commission under the 1933 Act, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Company's compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule, as such Rule may be amended from time to time.

         (o) No Events of Default, Material Contracts. All material contracts, agreements and instruments to which the Company is a party are in full force and effect in all material respects, and are valid, binding and enforceable by the Company in accordance with their respective terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally, and rules of law concerning equitable remedies and no event of default, and no event which, with the passing of time or the giving of notice, or both, would constitute an event of default has occurred or is continuing under any such contract, agreement or instrument.

         (p) Brokers' Fees. The Company has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Warrant Agreement or any other transaction contemplated thereby.

         (q) Untrue, Misleading Statements. No representation or warranty of the Company contained in the Leases, and this Warrant Agreement or any certificate or exhibit furnished or to be furnished to Warrantholder pursuant thereto or in connection with the transactions contemplated thereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

         10. REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

         This Warrant Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder, which by its execution hereof the Warrantholder hereby confirms:

         (a) Investment Purpose. The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of the Warrantholder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

         (b) Private Issue. The Warrantholder understands (i) that the Preferred Stock issuable upon exercise of the Warrantholder's rights contained herein is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 10.

         (c) Disposition of Warrantholder's Rights. In no event will the Warrantholder make a disposition of any of its rights to acquire Preferred Stock or Preferred Stock issuable upon exercise of such rights unless and until
(i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Warrantholder) satisfactory to the Company and its counsel to the effect that
(A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Preferred Stock or Preferred Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Preferred Stock when (1) such security shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to the Warrantholder at its request by the staff of the Securities and

Exchange Commission or a ruling shall have been issued to the Warrantholder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Warrantholder or holder of a share of Preferred Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such shares of Preferred Stock not bearing any restrictive legend.

        (d) Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

        (e) Risk of No Registration. The Warrantholder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the 1933 Act, or file reports pursuant to Section 15
(d), of the Securities Exchange Act of 1934 (the "1934 Act"), or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell (i) the rights to purchase Preferred Stock pursuant to this Warrant Agreement, or (ii) the Preferred Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of its rights of the Warrantholder to purchase Preferred Stock or Preferred Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

11.     REGISTRATION.

        Warrantholder and Company agree that Warrantholder shall be considered a "Holder" and that all shares of Common Stock issued upon conversion of the Preferred Stock subject to this Warrant Agreement shall be considered "Registrable Securities" and be subject to the same terms and conditions with respect to the registration and sale of such shares as set forth in Sections 2.3 and 2.4 - 2.13 of that certain Steritech, Inc. Investors' Rights Agreement dated December 27, 1991, by and among the Company and those certain Purchasers identified therein, attached hereto as Exhibit II.

12.     TRANSFERS.

        Subject to the terms and conditions contained in Section 10 hereof, this Warrant Agreement and all rights hereunder are transferable in whole or in part by the Warrantholder and any successor transferee, provided, however, that in no event shall the number of transfers of the rights and interests in all of the Warrants exceed three (3) transfers. The transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the "Transfer Notice"), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

13.      MISCELLANEOUS.

         (a) Effective Date. The provisions of this Warrant Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Warrant Agreement shall be binding upon any successors or assigns of the Company.

         (b) Attorney's Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant Agreement.

         (c) Governing Law. This Warrant Agreement shall be governed by and construed for all purposes under and in accordance with the laws of the State of California.

         (d) Counterparts. This Warrant Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (e) Titles and Subtitles. The titles of the paragraphs and. subparagraphs of this Warrant Agreement are for convenience and are not to be considered in construing this Agreement.

         (f) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail, by registered or certified mail, or as of the following business by day express mail addressed (i) to the Warrantholder at 6111 North River Road, Rosemont, Illinois 60018, attention:
Jim Labe, Venture Leasing Director, cc: Legal Department, and (ii) to the company at 2525 Stanwell Drive, Suite 300, Concord, California 94520, or at such other address as any such party may subsequently designate by written notice to the other party.

         (g) Specific Performance. The Company recognizes and agrees that the Warrantholder will not have an adequate remedy if the Company fails to comply with this Agreement and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by the Warrantholder or any other person entitled to the benefit of this Agreement requiring specific performance of any or all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

         (h) Survival. The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant Agreement shall survive the execution and delivery of this Warrant Agreement.

         (i) Severability. In the event any one or more of the provisions of this Warrant Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

         (j) Amendments. Any provision of this Warrant Agreement may be amended by a written instrument signed by the Company and by the Warrantholder.

         (k) Additional Documents. The Company, upon execution of this Warrant Agreement, shall provide the Warrantholder with certified resolutions and an opinion from the Company's counsel addressed to the Warrantholder with respect to the representations, warranties and covenants set forth in subparagraphs (a) through (f) and subparagraphs (1), (m) and (o) of Section 9 above and shall also supply such other documents as the Warrantholder may from time to time reasonably request.

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed by its officers thereunto duly authorized.

                                        Company:


                                        STERITECH, INC.


Dated    May 8,    1995              By: /s/ [SIG]
                                         ------------------------------

                                        Title: CEO
                                              ---------------------------

                                        Warrantholder:

                                        COMDISCO, INC.

                                        By: /s/ [SIG]
                                           ------------------------------

                                        Title:
                                              ---------------------------

                                   Exhibit I

                               NOTICE OF EXERCISE


To:
   -----------------------------------------

(1) The undersigned Warrantholder hereby elects to purchase ____ shares of the Preferred Stock of Steritech, Inc. pursuant to the terms of the Warrant Agreement dated the 25th day of May, 1994 (the "Warrant Agreement") between Steritech, Inc. and the Warrantholder, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

(2) In exercising its rights to purchase the Preferred Stock of Steritech, Inc., the undersigned hereby confirms and acknowledges the investment representations and warranties made in Section 10 of the Warrant Agreement.

(3) Please issue a certificate or certificates representing said shares of Preferred Stock in the name of the undersigned or in such other name as is specified below.
'


                                        ------------------------------------
                                                     (Name)


                                        ------------------------------------
                                                     (Address)


                                        Warrantholder:  COMDISCO, INC.


                                        By:
                                           ---------------------------------

                                        Title:
                                              ------------------------------

                                        Date:
                                             -------------------------------

                          ACKNOWLEDGEMENT OF EXERCISE


         The undersigned Steritech, Inc. hereby acknowledge receipt of the "Notice of Exercise" from Comdisco, Inc., to purchase ____ shares of the Preferred Stock, of Steritech, Inc. pursuant to the terms of the Warrant Agreement, and further acknowledges that ____ shares remain subject to purchase under the terms of the Warrant Agreement.


                                        Company:   STERITECH, INC.


                                        By:
                                           ---------------------------------

                                        Title:
                                              ------------------------------

                                        Date:
                                             -------------------------------

                                  Exhibit III

                                TRANSFER NOTICE


         (To transfer or assign the foregoing Warrant Agreement execute this form and supply required information. Do not use this form to purchase shares.)


         FOR VALUE RECEIVED, the foregoing Warrant Agreement and all rights evidenced thereby are hereby transferred and assigned to


- -----------------------------------------------------------------------------
                                 (Please Print)

whose address is
                -------------------------------------------------------------

- -----------------------------------------------------------------------------

                             Dated
                                  -------------------------------------------

                             Holder's Signature
                                               ------------------------------

                             Holder's Address
                                             --------------------------------

                             ------------------------------------------------
Signature Guaranteed:
                     --------------------------------------------------------

         NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant Agreement.